EXHIBIT 10.21

CLOSING AGREEMENT
THIS CLOSING AGREEMENT (this “Agreement”) is made effective as of June 8, 2017 by and between GAHC4 Menlo Park CA MC, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Menlo Park Buyer”), GAHC4 Fairfield CA MC, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Fairfield Buyer”), GAHC4 Belmont CA ALF, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Belmont Buyer”), GAHC4 Sacramento CA ALF, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Sacramento Buyer”; and collectively with Griffin Menlo Park Buyer, Griffin Fairfield Buyer and Griffin Belmont Buyer, the “Griffin Tranche 1 Buyer”), GAHC4 Napa CA ALF, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Napa ALF Buyer”), GAHC4 Napa CA MC, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Napa MC Buyer”), GAHC4 Sonoma CA ALF, LLC, a limited liability company organized under the laws of the State of Delaware (“Griffin Sonoma Buyer”, and collectively with Griffin Napa ALF Buyer and Griffin Napa MC Buyer, “Griffin Tranche 2 Buyer”, and collectively with Griffin Tranche 1 Buyer, “Griffin”), Colonial Oaks Master Tenant, LLC, a limited liability company organized under the laws of the State of Delaware (“Tenant”), COSL Menlo Park, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Menlo Park Subtenant”), COSL Fairfield, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Fairfield Subtenant”), COSL Belmont, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Belmont Subtenant”), COSL Sacramento, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Sacramento Subtenant”; and collectively with Menlo Park Subtenant, Fairfield Subtenant and Belmont Subtenant, “Tranche 1 Subtenant”), COSL Napa RG, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Napa RG Subtenant”), COSL Napa CCN, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Napa CCN Subtenant”), and COSL Sonoma, LP, a limited partnership organized under the laws of the State of Delaware (together with its successors and assigns, “Sonoma Subtenant”, and collectively with Napa RG Subtenant and Napa CCN Subtenant, “Tranche 2 Subtenant”, and collectively with Tranche 1 Subtenant, “Subtenant”).
RECITALS
A.    Colonial Oaks Senior Living Holdco, LLC, a Delaware limited liability company (“Colonial”), Nazareth Classic Care Community LLC, a California limited liability company (“Nazareth Menlo Park Seller”), and Nazareth Classic Care Community, Inc., a California S corporation (“Nazareth Menlo Park Operator”, and together with Nazareth Menlo Park Seller, “Menlo Park Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Menlo Park PSA”) pursuant to which the Menlo Park Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Menlo Park Sellers, the facility located at 800 Roble Avenue, Menlo Park, California and commonly known as Nazareth Classic Care Menlo Park

(the “Menlo Park Facility”) together with the other Property (as said term is defined in the Menlo Park PSA) relating thereto.
B.    Colonial, Nazareth Classic Care of Fairfield, LLC, a California limited liability company (“Nazareth Fairfield Seller”), and Nazareth Classic Care of Fairfield, Inc., a California S corporation (“Nazareth Fairfield Operator”, and together with Nazareth Fairfield Seller, “Fairfield Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Fairfield PSA”) pursuant to which the Fairfield Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Fairfield Sellers, the facility located at 1095 E. Tabor Avenue, Fairfield, California and commonly known as Nazareth Classic Care Fairfield (the “Fairfield Facility”) together with the other Property (as said term is defined in the Fairfield PSA) relating thereto.
C.    Colonial and Nazareth Vista, LLC, a California limited liability company (“Belmont Seller”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Belmont PSA”) pursuant to which the Belmont Seller has agreed to sell to Colonial, and Colonial has agreed to purchase from the Belmont Seller, the facility located at 900 Sixth Avenue, Belmont, California and commonly known as Nazareth Vista Belmont (the “Belmont Facility”) together with the other Property (as said term is defined in the Belmont PSA) relating thereto.
D.    Colonial, Nazareth Park Place, LLC, a California limited liability company (“Nazareth Sacramento Seller”), and Nazareth Park Place, Inc., a California S corporation (“Nazareth Sacramento Operator”, and together with Nazareth Sacramento Seller, “Sacramento Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Sacramento PSA”, and collectively with the Menlo Park PSA, Belmont PSA, and Fairfield PSA, the “Tranche 1 PSAs”) pursuant to which the Sacramento Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Sacramento Sellers, the facility located at 1922 Morse Avenue, Sacramento, California and commonly known as Nazareth Park Place Sacramento (the “Sacramento Facility”) together with the other Property (as said term is defined in the Sacramento PSA) relating thereto.
E.    Colonial, Nazareth Rose Garden of Napa, LLC, a California limited liability company (“Nazareth Napa ALF Seller”), and Nazareth Rose Garden of Napa, Inc., a California S corporation (“Nazareth Napa ALF Operator”, and together with Nazareth Napa ALF Seller, “Napa ALF Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Napa ALF PSA”) pursuant to which the Napa ALF Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Napa ALF Sellers, the facility located at 903 Saratoga Drive, Napa, California and commonly known as Nazareth Rose Garden of Napa (the “Napa ALF Facility”) together with the other Property (as said term is defined in the Napa ALF PSA) relating thereto.
F.    Colonial, Napa Skilled Nursing Center, LLC, a California limited liability company (“Nazareth Napa MC Seller”), and Nazareth Classic Care of Napa, Inc., a California S corporation (“Nazareth Napa MC Operator”, and together with Nazareth Napa MC Seller,

“Napa MC Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Napa MC PSA”) pursuant to which the Napa MC Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Napa MC Sellers, the facility located at 2465 Redwood Road, Napa, California and commonly known as Nazareth Classic Care Napa (the “Napa MC Facility”) together with the other Property (as said term is defined in the Napa MC PSA) relating thereto.
G.    Colonial, Nazareth Agua Caliente Villa, LLC, a California limited liability company (“Nazareth Sonoma Seller”), and Nazareth Agua Caliente Villa, Inc., a California S corporation (“Nazareth Sonoma Operator”, and together with Nazareth Sacramento Seller, “Sonoma Sellers”, and collectively with the Menlo Park Sellers, Fairfield Sellers, Belmont Seller, Sacramento Sellers, Napa ALF Sellers and Napa MC Sellers, “Sellers”) are parties to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 6, 2017 (as amended prior to and after the date hereof, the “Sonoma PSA”, and collectively with the Napa ALF PSA and Napa MC PSA, the “Tranche 2 PSAs”, and collectively with the Tranche 1 PSAs, the “PSAs”) pursuant to which the Sonoma Sellers have agreed to sell to Colonial, and Colonial has agreed to purchase from the Sonoma Sellers, the facility located at 17250 Vailetti Drive, Sonoma, California and commonly known as Nazareth Agua Caliente Retirement Community (the “Sonoma Facility”, and collectively with the Menlo Park Facility, the Fairfield Facility, the Belmont Facility, the Sacramento Facility, the Napa ALF Facility and the Napa MC Facility, the “Facilities”) together with the other Property (as said term is defined in the Sonoma PSA) relating thereto.
H.    Simultaneous with the execution of this Agreement, Colonial, Menlo Park Subtenant and Griffin Menlo Park Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Menlo Park Buyer certain of the rights, title and interests of Colonial under the Menlo Park PSA, including the right to acquire the Real Property Assets, and (ii) Menlo Park Subtenant certain of the rights, title and interests of Colonial under the Menlo Park PSA, including the right to acquire the Operating Assets (the “Menlo Park Assignment”).
I.    Simultaneous with the execution of this Agreement, Colonial, Fairfield Subtenant and Griffin Fairfield Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Fairfield Buyer certain of the rights, title and interests of Colonial under the Fairfield PSA, including the right to acquire the Real Property Assets, and (ii) Fairfield Subtenant certain of the rights, title and interests of Colonial under the Fairfield PSA, including the right to acquire the Operating Assets (the “Fairfield Assignment”).
J.    Simultaneous with the execution of this Agreement, Colonial, Belmont Subtenant and Griffin Belmont Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Belmont Buyer certain of the rights, title and interests of Colonial under the Belmont PSA, including the right to acquire the Real Property Assets, and (ii) Belmont Subtenant certain of the rights, title and interests of Colonial under the Belmont PSA, including the right to acquire the Operating Assets (the “Belmont Assignment”).

K.    Simultaneous with the execution of this Agreement, Colonial, Sacramento Subtenant and Griffin Sacramento Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Sacramento Buyer certain of the rights, title and interests of Colonial under the Sacramento PSA, including the right to acquire the Real Property Assets, and (ii) Sacramento Subtenant certain of the rights, title and interests of Colonial under the Sacramento PSA, including the right to acquire the Operating Assets (the “Sacramento Assignment”).
L.    Simultaneous with the execution of this Agreement, Colonial, Napa RG Subtenant and Griffin Napa ALF Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Napa ALF Buyer certain of the rights, title and interests of Colonial under the Napa ALF PSA, including the right to acquire the Real Property Assets, and (ii) Napa RG Subtenant certain of the rights, title and interests of Colonial under the Napa ALF PSA, including the right to acquire the Operating Assets (the “Napa ALF Assignment”).
M.    Simultaneous with the execution of this Agreement, Colonial, Napa CCN Subtenant and Griffin Napa MC Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Napa MC Buyer certain of the rights, title and interests of Colonial under the Napa MC PSA, including the right to acquire the Real Property Assets, and (ii) Napa CCN Subtenant certain of the rights, title and interests of Colonial under the Napa MC PSA, including the right to acquire the Operating Assets (the “Napa MC Assignment”).
N.    Simultaneous with the execution of this Agreement, Colonial, Sonoma Subtenant and Griffin Sonoma Buyer entered into that certain Assignment of Asset Purchase Agreement dated of even date herewith pursuant to which Colonial assigned to (i) Griffin Sonoma Buyer certain of the rights, title and interests of Colonial under the Sonoma PSA, including the right to acquire the Real Property Assets, and (ii) Sonoma Subtenant certain of the rights, title and interests of Colonial under the Sonoma PSA, including the right to acquire the Operating Assets (the “Sonoma Assignment”, and collectively with the Menlo Park Assignment, Fairfield Assignment, Belmont Assignment, Sacramento Assignment, Napa ALF Assignment and Napa MC Assignment, the “Assignment”).
O.    Griffin and Tenant intend to enter into two amendments to that certain Master Lease, dated as of December 1, 2016 (the “Master Lease”), between GAHC4 Lafayette LA ALF, LLC (“ALF Landlord”), GAHC4 Lafayette LA MC, LLC (“MC Landlord”, and collectively with ALF Landlord, “Master Landlord”), pursuant to which Griffin shall lease to Tenant certain additional assets, including the Real Property Assets, acquired pursuant to the Tranche 1 PSAs and the Tranche 2 PSAs, respectively.
P.    Griffin, Tenant and Subtenant desire to state their agreement regarding the Required Closing Documents (as defined below) to be executed and delivered by Buyer, Tenant, Colonial Oaks Assisted Living Lafayette, LLC, a Delaware limited liability company (“Rosewood Subtenant”), Colonial Oaks Memory Care Lafayette, LLC, a Delaware limited liability company (“Cedar Crest Subtenant”, and collectively with Rosewood Subtenant, the “Current Subtenants”), Subtenant and each of their respective affiliates named therein, and certain other matters as between them in connection with the closing under each of the PSAs (the Closing under the Tranche 1 PSAs, the “Tranche 1 Closing”, the Closing under the Tranche 2 PSAs, the “Tranche 2 Closing”, and collectively with the Tranche 1 Closing, the “Closing”).
AGREEMENTS
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby, intending to be legally bound, agree as follows:
1.    Required Closing Documents. Griffin, Tenant and Subtenant hereby acknowledge and agree that, in connection with the consummation of each Closing, Griffin, Tenant, Current Subtenants and Subtenant shall execute and deliver, or (as appropriate or required) shall cause their respective affiliates to execute and deliver, the documents listed below where each is a party thereto (collectively, the “Required Closing Documents”):
a.    Tranche 1 Closing: At the Tranche 1 Closing, each of the following documents shall be executed and delivered in the form and substance as indicated below, and, if not utilizing a form used in connection with the original Master Lease, otherwise reasonably acceptable to Griffin and Tenant:
1)    Amendment to Master Lease (to be signed by Griffin Tranche 1 Buyer, Tenant and Master Landlord) in the form attached hereto as Exhibit A;
2)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by Colonial Oaks Senior Living, LLC, a Delaware limited liability company (“Manager”)), which shall include, among other things, the following:
The first sentence of Section 3(c) is hereby deleted in its entirety and replaced with the following:

“Guarantor and COSL California, LLC, a Delaware limited liability company (“New Manager”), shall maintain, in the aggregate, a Tangible Net Worth (as hereinafter defined) of not less than (i) beginning on June 1, 2019, Two Million and No/100 Dollars ($2,000,000.00) and (ii) beginning on June 1, 2020, Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000) (collectively, the “Minimum Tangible Net Worth Requirement”) (provided that, for purposes of determining Guarantor’s and New Manager’s Tangible Net Worth, the portion of Tenant’s cash held by the Letter of Credit issuer and pledged as collateral for the Letter of Credit under the Lease shall be included). Further, the Minimum Tangible Net Worth Requirement shall immediately increase commensurate with any additional funding of Tenant Improvement Allowance from Landlord to or for the benefit of Tenant based on the equivalent increase in Base Rent resulting from such deployment.”
3)     Guaranty of Master Lease Agreement (to be signed by COSL California, LLC, a Delaware limited liability company (“New Manager”);

4)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by Carl Mittendorff), which shall include, among other things, the following:
The words “Two Million and No/100 Dollars ($2,000,000.00)” in the seventh line of the second paragraph of Section 1 are hereby deleted and replaced with Four Million Two Hundred Thousand and No/100 Dollars ($4,200,000.00)” and, for purposes of Section 1, the Tangible Net Worth shall be that of Colonial Guarantor and COSL California, LLC, a Delaware limited liability company, in the aggregate.
5)    Guaranty of Seniors Investments II, LLC (“Seniors 2”) in the same form as the Guaranty of Master Lease Agreement executed by Manager;
6)    Subordination of Management Agreement (to be signed by Griffin Tranche 1 Buyer, Tenant, Tranche 1 Subtenant, Manager and New Manager) in the same form as the Subordination of Management Agreement executed in connection with the Master Lease;
7)    Security Agreements (to be signed by each of Menlo Park Subtenant, Fairfield Subtenant, Belmont Subtenant and Sacramento Subtenant and the applicable Griffin Tranche 1 Closing affiliate) in the same form as the Security Agreement executed by Current Subtenants in connection with the Master Lease; and
8)    New Manager and each of Menlo Park Subtenant, Fairfield Subtenant, Belmont Subtenant and Sacramento Subtenant shall enter into the Interim Lease and the Interim Management Agreement as required by the Tranche 1 PSAs.
b.    Tranche 2 Closing: At the Tranche 2 Closing, each of the following documents shall be executed and delivered in the form and substance as indicated below, and otherwise reasonably acceptable to Griffin:
1)    Second Amendment to Master Lease (to be signed by Griffin Tranche 2 Buyer, Tenant and Master Landlord) in the form attached hereto as Exhibit A];
2)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by Manager), which shall include, among other things, the following:
The first sentence of Section 3(c) is hereby deleted in its entirety and replaced with the following:
“Guarantor and COSL California, LLC, a Delaware limited liability company (“New Manager”), shall maintain, in the aggregate, a Tangible Net Worth (as hereinafter defined) of not less than (i) beginning on June 1, 2019, Two Million and No/100 Dollars ($2,000,000.00) and (ii) beginning on June 1, 2020, Five Million One Hundred Thousand and No/Dollars ($5,100,000) (collectively, the “Minimum Tangible Net Worth Requirement”) (provided that, for purposes of determining Guarantor’s and New Manager’s Tangible Net Worth, the portion of Tenant’s cash held by the Letter of Credit issuer and pledged as collateral for the Letter of Credit under the Lease shall be included). Further, the Minimum Tangible Net

Worth Requirement shall immediately increase commensurate with any additional funding of Tenant Improvement Allowance from Landlord to or for the benefit of Tenant based on the equivalent increase in Base Rent resulting from such deployment”.
3)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by New Manager);
4)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by Carl Mittendorff);
5)    Affirmation of and Amendment to, or (at Griffin’s election) an Amendment and Restatement of, the Guaranty of Master Lease Agreement (to be signed by Seniors 2);
6)    Subordination of Management Agreement (to be signed by Griffin Tranche 2 Buyer, Tenant, Tranche 2 Subtenant, Manager and New Manager) in the same form as the Subordination of Management Agreement executed in connection with the Master Lease;
7)    Security Agreements (to be signed by each of Napa RG Subtenant, Napa CCN Subtenant and Sonoma Subtenant and the applicable Griffin Tranche 1 Closing affiliate) in the same form as the Security Agreement executed by Current Subtenants in connection with the Master Lease; and
8)    New Manager and each of Napa RG Subtenant, Napa CCN Subtenant and Sonoma Subtenant shall enter into the Interim Lease and the Interim Management Agreement as required by the Tranche 2 PSAs.
c.    In addition, each of the following documents shall be executed and delivered at each of the Tranche 1 Closing and the Tranche 2 Closing, in the same form and in the substance as was used in connection with the Master Lease, or as otherwise approved by Griffin and Tenant, in their reasonable discretion:
1)    Each Subtenant shall execute and deliver a Sublease Agreement pursuant to which Subtenant agrees to perform all of the obligations of Tenant under the Master Lease as the same pertain to the Subtenant’s Facility, and such other terms and conditions reasonably required by the parties;
2)    If, at Closing, Tenant or a Subtenant grants to a Working Capital Lender (as said term shall be defined in the Master Lease) a security interest in some or all of the Tenant Personal Property, Health Care Licenses and/or Provider Agreements (as said terms shall be defined in the Master Lease), an inter-creditor agreement required by the Master Lease;
3)    Each Subtenant shall execute and deliver a Guaranty of Master Lease Agreement;

4)    At the request of any party, Griffin, Tenant, Current Subtenant, Subtenant, Manager and New Manager shall execute and deliver for themselves and their respective affiliates such resolutions, incumbency certificates and certificates of good standing as the other party may reasonably require to evidence the customary authorizations and consents required to consummate the Closing; and
5)    Any additional documents that Griffin, Tenant, Current Subtenant and Subtenant may reasonably require from the other for the proper consummation of the Closing and the transaction contemplated in connection therewith, including an affirmation by the parties to the documents executed in connection with the Master Lease, provided the same are customary for transactions such as this one and do not increase or enlarge a party’s obligations or liability hereunder.
2.    Covenants, Representations and Warranties.
a.    No Brokerage Commissions.
1)    Griffin warrants and represents to Tenant and Subtenant that it has not dealt with any real estate broker or finder in connection with the transactions set forth in this Agreement or the PSAs other than Seller’s agent, if any, and no commission or finder’s fee is due any broker or agent representing Griffin. Griffin hereby indemnifies and holds harmless Tenant and Subtenant from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees that may arise by reason of any claim, demand, or suit arising out of facts constituting a breach of the foregoing representation and warranty.
2)    Tenant and Subtenant each represents and warrants to Griffin that it has not dealt with any real estate agent, broker or finder in connection with the transactions set forth in this Agreement or the PSA other than Seller’s agent, and no commission or finder’s fee is due any broker or agent representing Tenant, Subtenant or any other party. Tenant and Subtenant each hereby indemnifies and holds harmless Griffin from all liability, expense, loss, cost, or damage, including reasonable attorneys’ fees, that may arise by reason of any claim, demand or suit arising out of any facts constituting a breach of the foregoing representation and warranty.
b.    Licensure. Subtenant shall use commercially reasonable efforts to obtain all Required Governmental Approvals (as defined in each PSA) either as of or as soon as reasonably practicable after the Closing Date.
c.    Due Diligence Materials. Tenant and Subtenant each represents and warrants to Griffin that they have made available to Griffin all due diligence materials provided to Tenant and/or Subtenant by Seller.
3.    Due Deposit and Diligence Expenses.
a.    Deposit. Following the full execution of this Agreement and the Assignment (including the consent thereto executed by Sellers) Griffin shall pay the balance of the Deposit due under each of the PSAs in the manner and within the time frame required by the PSAs.

b.    Expenses. Except as expressly provided to the contrary in this Section, Tenant and Subtenant each shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by Colonial, Tenant and/or Subtenant in connection with their own due diligence, inspection and assessment of the Property (as defined in each PSA), the business conducted thereon, and the assets they or their affiliates acquire under the PSAs. Griffin hereby agrees that it shall be solely responsible for and shall pay all of the costs, fees and expenses incurred by Griffin in connection with its inspection and assessment of the Assets, the business conducted thereon, and the assets it or its affiliates acquire under the PSAs. Notwithstanding the foregoing, Griffin shall reimburse Colonial (a) at the Tranche 1 Closing, the sum of $28,572, said payment being made to reimburse Colonial for the aggregate initial Deposit paid by Colonial under the Tranche 1 PSAs, which amount shall be retained by Griffin and applied against any additional security deposit requirement under the Master Lease Amendment; and (b) at the Tranche 2 Closing, the sum of $21,429, said payment being made to reimburse Colonial for the aggregate initial Deposit paid by Colonial under the Tranche 2 PSAs, provided, however, that Griffin shall retain the entirety of said amounts pursuant to the First Master Lease Amendment and Second Master Lease Amendment, as applicable, and shall hold such retained amounts as additional security under the Master Lease until Tenant delivers to Master Landlord the letter of credit required under each of the First Master Lease Amendment and Second Master Lease Amendment. Other than as aforesaid, Griffin shall have no obligation to pay or reimburse Carl Mittendorff, Colonial, Tenant, Subtenant, Current Subtenant, Manager, New Manager or any of their respective affiliates for any cost or expense incurred by them in connection with the PSAs, the transactions contemplated by them or otherwise.
4.    Indemnification.
a.    Indemnity Allocation under the PSA.
1)    Seller Claims against any Griffin Indemnified Party. Tenant and Subtenant each hereby agrees to indemnify, defend and hold harmless Griffin and its affiliates, and its and their respective partners, shareholders, members, directors, managers, officers, employees, agents, successors and assigns (collectively, the “Griffin Indemnified Parties”) from and against any damages, losses, taxes, liabilities, claims, judgments, penalties, causes of action, investigations, audits, demands, assessments, adjustment, settlement payments, deficiencies, fines, diminutions in value, costs and expenses (including without limitation reasonable attorney’s fees and court costs) (collectively “Claims”) to the extent arising as a result of or in connection with: (A) any material breach or inaccuracy of any of the representations or warranties made by any Tenant Indemnified Party (as defined herein) in or pursuant to the PSAs or in any agreement, instrument, certificate or affidavit delivered by any Tenant Indemnified Party to any Seller in connection therewith or in any Exhibit, Schedule, certificate, or other executed document furnished or to be furnished to any Seller thereunder, (B) any failure by any Tenant Indemnified Party to carry out, perform, satisfy and discharge in any material respect any covenant, agreement, undertaking, liability or obligation of any Tenant Indemnified Party under the PSAs, whether prior or subsequent to Closing, or in any instrument, certificate or affidavit delivered by any Tenant Indemnified Party to any Seller at or in connection with the Closings, or (C) any indemnification obligation asserted by any Seller or its successors and assigns and their respective agents, employees, officers and partners against Griffin Indemnified Parties to the extent arising as a result of or in connection with (including with respect to any breach of) the obligations and/or liabilities of Tenant and/or Subtenant or any of their respective affiliates set forth in either PSA (including, without limitation, the indemnity provisions in favor of the Sellers set forth therein as the same have been assigned to Tenant or Subtenant) (any of the foregoing, a “Tenant Indemnification Obligation”).
2)    Griffin hereby agrees to indemnify, defend and hold harmless Tenant, Subtenant and their affiliates, and its and their respective partners, shareholders, members, directors, managers, officers, employees, agents, successors and assigns (collectively, the “Tenant Indemnified Parties”) from and against any Claims to the extent arising as a result of or in connection with: (A) any material breach or inaccuracy of any of the representations or warranties made by any Griffin Indemnified Party in or pursuant to the PSAs, whether prior or subsequent to Closing, or in any agreement, instrument, certificate or affidavit delivered by any Griffin Indemnified Party to any Seller in connection therewith or in any Exhibit, Schedule, certificate, or other executed document furnished or to be furnished to any Seller thereunder, (B) any failure by any Griffin Indemnified Party to carry out, perform, satisfy and discharge in any material respect any covenant, agreement, undertaking, liability or obligation of any Griffin Indemnified Party under the PSAs or in any instrument, certificate or affidavit delivered by any Griffin Indemnified Party to any Seller at or in connection with the Closing, or (C) any indemnification obligation asserted by any Seller or its successors and assigns and their respective agents, employees, officers and partners against Tenant Indemnified Parties to the extent arising as a result of or in connection with (including with respect to any breach of) the obligations and/or liabilities of Griffin or any of its affiliates set forth in either PSA (including, without limitation, the indemnity provisions in favor of the Sellers set forth therein as the same have been assigned to Griffin) (any of the foregoing, a “Griffin Indemnification Obligation”).
3)    The parties hereto acknowledge that the post-Closing indemnification obligations of Sellers under the PSAs are supported by a Holdback Escrow pursuant to a Holdback Escrow Agreement (as such capitalized terms are defined in each PSA). To the extent that the parties are successful in pursuing a Claim under the PSAs, funds from the Seller (whether from the Holdback Escrow or otherwise) will first be paid to Griffin, and Griffin will determine in its reasonable discretion whether (a) such funds are required by Tenant and/or the applicable Subtenant for operation of the applicable Facility, in which case such funds will be promptly delivered to Tenant or (b) not required by Tenant and/or the applicable Subtenant for operation of the applicable Facility, but rather payable to Griffin as a result of a diminution of value of the applicable Facility, in which case Griffin shall retain such funds and rent payable under the Master Lease shall be reduced by such amount that shall reflect a reduction in Griffin’s underlying initial capital investment in the applicable Facility on a dollar for dollar basis (but excluding any amount that Griffin actually expends in connection with the pursuit, cure or repair of the issue underlying such Claim). To the extent a Claim relates to a matter covered by both of subclauses (a) and (b) of this Section, then Griffin shall make such recovered funds available to Tenant and/or the applicable Subtenant only for payment of third-party costs and expenses actually incurred related to such Claim, or which they are otherwise obligated under the Master Lease to incur.
4)    Pursuing and Defending Indemnity Claims under the PSAs. Griffin shall notify Tenant and Subtenant in writing as promptly as practicable (but in all events within 30 days) of any indemnification obligation which has been or may reasonably be expected to be asserted by any Seller Indemnified Party against any Griffin Indemnified Party, or by any Griffin Indemnified Party against any Seller, under the PSAs, and Tenant shall notify Griffin in writing as promptly as practicable (but in all events within 30 days) of any indemnification obligation which has been or may reasonably be expected to be asserted by any Seller Indemnified Party against any Tenant Indemnified Party, or by any Tenant Indemnified Party against any Seller, under the PSAs; provided, however, that the failure to give such notice in a timely fashion shall not result in the loss of the rights of, or result in any liability to, the notifying party with respect thereto except to the extent the other party is materially prejudiced by such delay. Subject to the provisos to this sentence, Griffin shall have the right (but not the obligation) to fully assume, commence, control and pursue the prosecution or defense of any such indemnification Claim under the PSAs; provided, however, that (A) Tenant and the applicable Subtenant shall have the right to participate in such prosecution or defense at its own cost and expense; (B) Griffin shall not settle any such indemnification Claim for and on behalf of any Tenant Indemnified Party or in respect of any Griffin Indemnification Obligation without the prior written consent of Tenant and the applicable Subtenant (which consent shall not be unreasonably withheld or delayed), and (C) Tenant and/or the applicable Subtenant shall have the right (but not the obligation) to fully assume, commence, control and pursue the prosecution or defense of any such indemnification Claim to the extent relating any Tenant Indemnification Obligation or to Losses and Liabilities (as defined in the PSA) exclusively suffered or incurred (or expected to be suffered or incurred) by any Tenant Indemnified Party in respect of any breach of any covenant, agreement or undertaking made by any Seller which is to be performed after the Closing that relates to the operation of a Facility, regardless of whether such Losses and Liabilities also give rise to Claims against any Seller for any breach, inaccuracy, misrepresentation or omission in any of the representations or warranties made by any Seller. Should Griffin decline to assume the prosecution or defense of any indemnification Claim under the PSAs, or if, following such assumption, Griffin fails to diligently pursue such prosecution or defense, Tenant or the applicable Subtenant may elect to fully assume, commence, control and pursue the same, provided, however, that with respect to the prosecution or defense of any indemnification Claim properly assumed by Tenant or the applicable Subtenant under this Section, neither Tenant nor a Subtenant shall settle any such indemnification Claim for and on behalf of any Griffin Indemnified Party or in respect of any Tenant Indemnification Obligation without the prior written consent of Griffin (which consent shall not be unreasonably withheld or delayed). Each of the parties hereto shall cooperate reasonably with and render reasonable assistance to the other in the prosecution or defense of any indemnification Claims under the PSA. Notwithstanding the foregoing, if an Event of Default exists under the Master Lease, then any recovery for a Claim against Seller, whether made by any Griffin Indemnified Party or any Tenant Indemnified Party shall, at the election of Griffin, be applied to amounts owed under the Master Lease. Additionally, (i) Tenant or a Subtenant hereby waive any rights or remedies they may have against a Landlord Indemnified Party pursuant to the Master Lease to the extent of any proceeds they receive from Seller for Claims relating to such Master Lease rights and remedies and (ii) to the extent Landlord recovers from Seller proceeds for any Claims it may have against Seller, Landlord waives any right to recover the same amount from Tenant pursuant to remedies it may have against Tenant under the Master Lease.
5)    Indemnification in respect of Deposit Forfeiture.

(i)    If the Closing does not occur under the PSAs as a result of a default by Tenant, Subtenant or any of their affiliates under the PSAs and/or this Agreement, including, (a) the failure by Tenant, Subtenant, Manager, New Manager and their affiliates to execute and deliver all of the Required Closing Documents that each is required to execute and deliver; and (b) as a result of the failure of Colonial and/or its affiliates to consummate the Closing due to a failure to complete the acquisition of some or all of the so-called “Other Properties” located in California (referenced in Section 9.1.17 of the PSAs), and if as a result of such default (A) Seller and/or Griffin terminate(s) the PSAs, and (B) Seller receives, or is entitled to receive, the Deposit (or any portion thereof) that Griffin or any of its affiliates has funded under the PSAs, or such other amount that Griffin or any of its affiliates has paid or is required to pay Seller pursuant to the PSAs (collectively, the “Griffin Forfeited Funds”), then Tenant, Subtenant, Current Subtenant, Manager, New Manager and, by joinder to this Agreement, Carl Mittendorff, shall indemnify Griffin for and, within thirty (30) days after receipt of written notice from Griffin, pay by wire transfer of immediately available funds to such account(s) designated by Griffin an amount equal to, the Griffin Forfeited Funds, plus the reasonable, actual and documented expenses incurred by Griffin directly in connection with the transaction described in the PSAs and this Agreement, plus an amount equal to Griffin’s actual cost, if any, to collect any or all of said amounts, and the failure of said parties to timely do so shall constitute an automatic Event of Default under the Master Lease. The preceding sentence shall apply to a termination by Seller where Griffin does not complete Closing where such completion is rendered impossible or impractical by the default or failure of Tenant, Subtenant or any of their affiliates.
(ii)    If the Closing does not occur under the PSAs as a result of a default by Griffin or any of its affiliates under the PSAs and/or this Agreement, including, (a) the failure by Griffin and their affiliates to execute and deliver all of the Required Closing Documents that each is required to execute and deliver; and (b) as a result of the failure of Griffin to consummate the Closing due to the failure of Colonial and/or its affiliates to consummate the acquisition of some or all of the Other Properties, and if as a result of such default (A) Seller and/or Tenant terminate(s) the PSAs, and (B) Seller receives, or is entitled to receive, the Deposit (or any portion thereof) that Tenant or any of its affiliates has funded under the PSAs, or such other amount that Tenant or any of its affiliates has paid Seller pursuant to the PSAs (collectively, the “Tenant Forfeited Funds”) Griffin shall indemnify Tenant for and, within thirty (30) days after receipt of written notice from Tenant, pay by wire transfer of immediately available funds to such account(s) designated by Tenant an amount equal to the Tenant Forfeited Funds, plus the reasonable, actual and documented expenses incurred by Colonial, Tenant and/or Subtenant directly in connection with the transaction described in the PSA and this Agreement plus an amount equal to Colonial’ actual cost, if any, to collect any or all of said amounts. The preceding sentence shall apply to a termination by Seller where Tenant does not complete Closing where such completion is rendered impossible or impractical by the default or failure of Griffin or any of its affiliates.
b.    Default Indemnification Procedures under this Agreement. With respect to any Claim subject to indemnification hereunder, the party asserting a right to indemnification in respect thereof (the “Indemnified Party”) shall notify the party liable for such indemnification (the “Indemnifying Party”) in writing of such Claim as promptly as practicable (but in all events within 30 days) after the Indemnified Party becomes aware of such Claim;

provided, however, that the Indemnified Party’s failure to give such notice to the Indemnifying Party in a timely fashion shall not result in the loss of the Indemnified Party’s rights with respect thereto except to the extent the Indemnifying Party is materially prejudiced by the delay. With respect to any such Claim that is finally determined to be subject to indemnification hereunder, the Indemnifying Party shall satisfy its obligations in respect thereof within thirty (30) days after such final determination.
c.    Interest. If any amount payable by any Indemnifying Party in respect of a Claim that is finally determined to be subject to indemnification hereunder is not paid when due, such unpaid amount shall bear interest at an interest rate equal to a margin of 2% plus the “Prime Rate” as published by the Wall Street Journal (Eastern edition) under its Money Rates column and specified as the base rate on corporate loans at large U.S. commercial banks or, if it no longer publishes such, the rate of interest announced from time to time by Well Fargo Bank as its prime rate, base rate or reference rate.
5.    PSA Actions and Termination Elections. Neither Tenant, Griffin nor any of their respective affiliates shall cause or permit an affiliate to modify, amend, terminate or waive any rights with respect to, the PSAs without first obtaining the written consent of the other party. In the event either party elects to terminate the PSAs, such party (the “Terminating Party”) shall provide prompt written notice (a “Termination Notice”) of the foregoing to the other party (the “Continuing Party”) upon which the Continuing Party shall have the right to assume the Terminating Party’s partial interest in the PSAs by delivering notice of such election (a “Take-Over Notice”) to the Terminating Party within two (2) business days of the Continuing Party’s receipt of the Termination Notice. In such event, (i) the Terminating Party shall assign its partial interest as Buyer under the PSAs to the Continuing Party or its designee and (ii) the Continuing Party shall reimburse the Terminating Party for the portion of the Deposits previously paid by the Terminating Party.
6.    Specific PSA Provisions.
a.    Funding of Master Lease Reserves: At the Closings, Tenant will fund into escrow (in accordance with the terms of the Master Lease) such amount as may be required to establish the reserve for Impositions and insurance premiums required thereby.
b.    Prorations under the PSAs. Griffin, Tenant and Subtenant agree that any prorations and credits provided for in the PSAs (whether determined at or subsequent to Closing) are payable to or from Subtenant, as Buyer, and all such amounts shall be paid directly to the applicable Subtenant (with respect to sums payable by Seller) and by the applicable Subtenant (with respect to sums payable to Seller).
7.    Miscellaneous.
a.    Entire Agreement; Counterparts; Amendments. This Agreement, the PSAs and the Assignment constitute the entire agreement between the parties hereto with respect to the subject matter set forth herein, and it supersedes all prior understandings or agreements between the parties. In the event of an inconsistency between the terms of this Agreement and the terms of the PSAs or the Assignment, the terms of this Agreement shall control. This

Agreement may be executed in one (1) or more duplicate original counterparts, each of which shall be effective as and shall constitute an original document binding upon the party or parties signing the same. Signatures delivered in electronic form (e.g. vie electronic mail or facsimile) shall be valid for all purposes.
b.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, successors and assigns.
c.    Waiver; Modification. Failure by Griffin, Tenant or Subtenant to insist upon or enforce any of its rights shall not constitute a waiver thereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.
d.    Time of Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.
e.    Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.
f.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of its conflict of laws provisions.
g.    Assignment. The parties hereto shall not assign this Agreement or their interest in the PSAs, in whole or in part, without the prior written consent of the other party, except to an affiliate. Neither Griffin, Tenant nor Subtenant (nor their applicable affiliates) shall assign their respective interests under the PSA without the prior written consent of the other party except (i) pursuant to the Assignment or (ii) with respect to a further assignment to an affiliate.
h.    Schedules and Exhibits. All schedules and exhibits attached to this Agreement are incorporated into this Agreement by this reference and made a part of this Agreement as if fully set forth herein.
i.    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. The parties further agree that (i) by seeking the remedies provided for in this Section 7(i), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages and (b) nothing contained in this Section 7(i) shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7(i) before pursuing damages nor shall the commencement of any action pursuant to this Section 7(i) or anything contained in this Section 7(i) restrict or limit any other remedies under this Agreement that may be available then or thereafter.

j.    Master Landlord. By joining in the execution of this Agreement, Master Landlord, Current Subtenants, Manager and New Manager agree to enter into each of the Required Closing Documents to which it is a party at the applicable Closing, as and when required pursuant to the terms of this Agreement.

[Signatures are set forth on the following page.]

TENANT AND SUBTENANT SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

TENANT:

Colonial Oaks Master Tenant, LLC

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory

SUBTENANT:

COSL Menlo Park, LP
COSL Fairfield, LP
COSL Belmont, LP
COSL Sacramento, LP
COSL Napa RG, LP
COSL Napa CCN, LP
COSL Napa Sonoma, LP

Each a Delaware limited liability company

Each By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory

JOINDER BY CARL MITTENDORFF

IN WITNESS WHEREOF, the undersigned hereby joins in the execution of this Agreement for the purpose of consenting to the entirety hereof and for the purpose of being bound by the terms and conditions of Section 4(a)(5)(i) (and the other Sections hereof necessarily associated therewith for the application thereof) and has duly executed this Agreement on the date and year first above written for such purposes.

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Signatures continue on the next page.

GRIFFIN SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.
GRIFFIN:
GAHC4 Menlo Park CA MC, LLC
GAHC4 Fairfield CA MC, LLC
GAHC4 Belmont CA ALF, LLC
GAHC4 Sacramento CA ALF, LLC
GAHC4 Napa CA ALF, LLC
GAHC4 Napa CA MC, LLC
GAHC4 Sonoma CA ALF, LLC,
each a Delaware limited liability company,

By:	GAHC4 Northern CA Senior Housing
Portfolio, LLC, a Delaware limited liability
company, its Sole Member

By:	Griffin-American Healthcare REIT IV
Holdings, LP, its Sole Member

By:	Griffin-American Healthcare REIT, Inc.,
its General Partner

By:	/s/ Stefan Oh
Name:	Stefan Oh
Its:	Executive Vice President, Acquisitions

Griffin signatures continue on the next page.

SOLELY FOR THE PURPOSES OF ACKNOWLEDGING ITS AGREEMENT TO THE TERMS OF SECTION 7(J) HEREOF:

MASTER LANDLORD:

GAHC4 Lafayette LA ALF Portfolio, LLC,
a Delaware limited liability company

By:	Griffin-American Healthcare REIT IV
Holdings, LP, a Delaware limited partnership,
Its Sole Member

	By:	Griffin-American Healthcare REIT
IV, Inc., a Maryland corporation,
Its General Partner

		By:	/s/ Stefan Oh
		Name:	Stefan Oh
		Title:	Executive Vice President, Acquisitions

GAHC4 Lafayette LA MC, LLC,
a Delaware limited liability company

By:	Griffin-American Healthcare REIT IV
Holdings, LP, a Delaware limited partnership,
Its Sole Member

	By:	Griffin-American Healthcare REIT
IV, Inc., a Maryland corporation,
Its General Partner

		By:	/s/ Stefan Oh
		Name:	Stefan Oh
		Title:	Executive Vice President, Acquisitions